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                                                                   EXHIBIT 10.7


                          REAFFIRMATION OF OBLIGATIONS
                          (FLORIDA MANAGED FACILITIES)

         THIS REAFFIRMATION OF OBLIGATIONS is made this day 8th of November, 2000, by ADVOCAT, INC., a Delaware corporation ("Advocat"), and DIVERSICARE MANAGEMENT SERVICES CO., a Tennessee corporation ("DMSC"), to and for the benefit of OMEGA HEALTHCARE INVESTORS, INC., a Maryland corporation ("Omega").

RECITALS:

         A. Omega is the holder of two (2) Mortgage Notes (each a "Mortgage Note", and collectively, the "Mortgage Notes"), being respectively a purchase money note in the original principal amount of $12,891,500.00 and a working capital note in the original principal amount of $2,000,000.00 [a related third Mortgage Note, representing a liquidity deposit loan in the amount of $908,500.00 having been previously paid in full] in the aggregate original principal amount of $14,891,500.00 (such indebtedness being referred to herein as the "Loans"), evidenced by four (4) Loan Agreements (the "Loan Agreements"), and secured by four (4) Mortgages, Security Agreements and Fixture Filings (collectively, the "Mortgages"), covering the following four (4) skilled nursing facilities located in the State of Florida (each a "Facility", and collectively, the "Facilities"):

Facility                                    Owner/Mortgagor
--------                                    ---------------

Emerald-Cedar Hills                         Emerald-Cedar Hills, Inc.

Emerald-Southern Pines                      Emerald-Southern Pines, Inc.

Emerald-Golfcrest                           Emerald-Golfcrest, Inc.

Emerald-Golfview                            Emerald-Golfview, Inc.

         B. The foregoing Owners/Mortgagors (the "Emerald Entities") are affiliates of Emerald Healthcare, Inc., a Florida corporation ("Emerald"), by virtue of common ownership thereof by R. Brent Maggio ("Maggio").

         C. DMSC is the manager of each of the Facilities, pursuant to and by virtue of four (4) separate management agreements, one with each of the Emerald Entities


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(the "Management Agreements"), and Advocat guaranteed the performance by and obligations of DMSC under the Management Agreements, including the obligation to make certain working capital advances to the Emerald Entities, by virtue of four
(4) separate Guaranties (the "Guaranties"), one given to each Emerald Entity.

         D. DMSC subordinated its rights under the Management Agreements, including without limitation its fees payable thereunder, to Omega and its rights under the Mortgage Notes and Mortgages, by virtue of a certain Subordination of Management Agreement and Management Fees dated as of February 20, 1996 (the "Subordination Agreement").

         E. Omega, Emerald, the Emerald Entities and Maggio are parties to a certain Cash Collateral Agreement dated as of August 1, 1998, not yet executed by DMSC, pursuant to which, among other things, DMSC was to have agreed, and Emerald, the Emerald Entities and Maggio have consented, that DMSC would retain and pay over to Omega all "Net Cash Receipts" (as defined in the Cash Collateral Agreement) from the Facilities, subject to and in accordance with its terms and conditions.

         F. Omega and its subsidiary Sterling Acquisition Corp., a Kentucky corporation ("Acquisition"), and Advocat, DMSC, and their affiliates/subsidiaries Sterling Healthcare Management, Inc., a Kentucky corporation ("SHCM") and Diversicare Leasing Corp., a Delaware corporation ("DLC"), are parties to a certain Settlement and Restructuring Agreement dated as of October 1, 2000 (the "Settlement Agreement"), pursuant to which they have resolved certain defaults of Advocat, SHCM and DLC under obligations to Omega and Acquisition with respect to other skilled nursing home facilities leased to and operated by SHCM and/or DLC, and have restructured their relationships with respect thereto.

         G. As a condition of, and an inducement to Omega and Acquisition to enter into, the Settlement Agreement, Advocat and DMSC have agreed that their obligations to Omega with respect to the Facilities will remain in full force and effect.

         NOW, THEREFORE, in consideration of the foregoing and for other valuable consideration, the receipt and adequacy of which are acknowledged hereby:

         1. Advocat and DMSC acknowledge, ratify and reaffirm, as if fully restated herein in their entirety, the Management Agreements, Guaranties and Subordination Agreement (collectively, the "Florida Emerald Agreements"), and all of their individual and collective responsibilities and obligations thereunder, and further covenant and agree that such instruments shall continue to remain in full force and effect, unabated and without being limited in any respect by virtue of the Settlement Agreement and the


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documents and instruments executed and or delivered by the parties thereto in the consummation of the transactions contemplated therein.

         2. As indicated above, DMSC has not heretofore executed and joined in the Cash Collateral Agreement. Advocat and Omega shall negotiate, prior to January 31, 2001, an amendment to that instrument which will (i) resolve, in a manner consistent with the intent of the Cash Collateral Agreement, DMSC's reasonable objections to the flow of funds established thereby, and (ii) acknowledge and reaffirm the consent by Advocat and DMSC to the sale or transfer of the Florida Managed Facilities as provided in Paragraph 4, below.

         3. Advocat and DMSC, jointly and severally, warrant and represent to Omega that (i) the Florida Emerald Agreements are in full force and effect as of the date hereof, (ii) to their knowledge, Advocat and DMSC have fully performed all their respective obligations under the Florida Emerald Agreements,
(iii) neither has received any notice or allegation of default from Emerald or any of the Emerald Entities with respect to the obligations of Advocat or DMSC under the Florida Emerald Agreements, and (iv) neither the execution of the Settlement Agreement by Advocat and DMSC, nor the consummation of the transactions contemplated thereby is inconsistent with, nor would constitute a default under, the Management Agreements or the Guaranties. The foregoing representations and warranties shall survive the consummation of the transactions contemplated by the Settlement Agreement.

         4. Advocat and DMSC each consents to any conveyance(s) and assignment(s) by one or more of the Emerald Entities and/or Emerald Healthcare, Inc. and/or Maggio, of their respective ownership and/or equity interests one or more of the Facilities and/or the related Emerald Entity(ies), to Omega or its designee, and Advocat and DMSC covenant and agree to recognize and attorn to the assignment of the relevant Management Agreement(s) relating to such Facility(ies).

         5. Advocat and DMSC acknowledge and agree that this Reaffirmation, and the matters set forth herein, constitute a material inducement to Omega's agreement to enter into the Settlement Agreement, and that Omega would not consummate the transactions contemplated in the Settlement Agreement in the absence of the reaffirmations, representations and warranties set forth herein.

         6. This Reaffirmation is given to, and for the express benefit of, and may be relied upon by Omega and its successors and assigns.


                         [SIGNATURES ON FOLLOWING PAGE]


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         IN WITNESS WHEREOF, Advocat and DMSC have executed this Reaffirmation as of the date first above written.

WITNESSES:                                   ADVOCAT, INC., a Delaware
                                             corporation


/s/ K.L. ?                                   By: /s/ James F. Mills, Jr.
------------------------                         -----------------------------
                                                     James F. Mills, Jr.

                                             Its: Senior Vice President
                                                  ----------------------------

                                             DIVERSICARE MANAGEMENT
                                             SERVICES CO., a Tennessee
                                             corporation


/s/ K.L. ?                                   By:  /s/ James F. Mills, Jr.
------------------------                         -----------------------------
                                                      James F. Mills, Jr.

                                             Its: Senior Vice President
                                                  ----------------------------


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STATE OF TENNESSEE     )
                       :SS
COUNTY OF DAVIDSON     )


         The foregoing instrument was acknowledged before me this 8th day of November, 2000, by James F. Mills, Jr., the Senior Vice President of Advocat, Inc., a Delaware corporation, on behalf of the corporation.



                                             /s/ Andrea Neiderland
             [SEAL]                          ------------------------------
                                                    Notary Public
                                             Davidson County, Tennessee
                                             My commission expires:


STATE OF TENNESSEE     )
                       :SS
COUNTY OF DAVIDSON     )


         The foregoing instrument was acknowledged before me this 8th day of November, 2000, by James F. Mills, Jr., the Senior Vice President of Advocat, Inc., a Delaware corporation, on behalf of the corporation.



                                             /s/ Andrea Neiderland
             [SEAL]                          ------------------------------
                                                    Notary Public
                                             Davidson County, Tennessee
                                             My commission expires:


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